Exhibit 10.50

Amendment 15 to

Worldspan Asset Management Offering Agreement

This amendment is the fifteenth amendment (“Amendment 15”) to the Asset Management Offering Agreement effective as of July 1, 2002, among Travelport, LP (formerly Worldspan L.P.) (“Travelport”), International Business Machines Corporation (“IBM”), and IBM Credit LLC (“IBM Credit”), Agreement ASVB594, as previously amended by Amendment 1 effective as of December 16, 2002, Amendment 2 effective as of December 31, 2003, Amendment 3 effective as of June 30, 2006, Amendment 4 effective as of January 1, 2007, Amendment 5 effective as of February 1, 2007, Amendment 6 effective as of October 1, 2007, Amendment 7 effective as of October 1, 2007, Amendment 8 effective as of October 1, 2007, Amendment 9 effective as of October 1, 2007, Amendment 10 effective as of March 31, 2009, Amendment 11 effective as of March 31, 2010, Amendment 12 effective as of December 17, 2010, Amendment 13 effective as of December 23, 2011, and Amendment 14 effective as of November 21, 2012 (collectively, the “AMO Agreement”).

Each term defined in the AMO Agreement shall have the same meaning in this Amendment 15 unless otherwise provided herein or inconsistent with the content hereof.

The purposes of this Amendment 15 are to replace, modify, or add certain terms in the AMO Agreement with the terms specified in this Amendment 15.

This Amendment 15 becomes effective as of January 1, 2013 (the “Effective Date of Amendment 15”).

This Amendment 15 may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement. Any copy of this Amendment 15 made by reliable means is considered an original.

Travelport, IBM and IBM Credit hereby agree that, as of the Effective Date of Amendment 15, the AMO Agreement shall be amended as follows:

1.	Capacity Utilization Reporting. The seventh paragraph of subsection (4), entitled “Capacity Utilization Reporting”, of Section 6 of the AMO Agreement is hereby amended in its entirety to read as follows:

“The Capacity Utilization Report for each month must report the Daily Airline Hosting MIPS for the day on which the highest TPF Adjusted Peak Capacity Usage for that month occurred. This Daily Airline Hosting MIPS will be considered the highest daily usage of Airline Hosting MIPS reported in the Airline Hosting Capacity Utilization Report for that month for purposes of the definition of “Annual Airline Hosting MIPS Usage” in the ESO Agreement.”

2.	Maintenance Services. Section 12 of the AMO Agreement, entitled “Maintenance Services”, is hereby amended in its entirety to read as follows:

“12. Maintenance Services

During the term of this AMO Agreement and for the Monthly Payments specified herein, IBM will provide Maintenance Services for the Machines specified in Exhibit B and in Sections 1 and 2 of Exhibit C. The terms governing these Maintenance Services are contained in the IBM Master Services Attachment for Service Elite, Attachment number MAB7X7W, currently in effect between IBM and Travelport or any follow-on agreement that may subsequently be agreed-to that applies to these types of Machines. Additional terms specific to this AMO Agreement are contained in Exhibit H to this AMO Agreement.

The charges for the Maintenance Services will not be changed during the term of this AMO Agreement, except as expressly provided herein. Travelport may (1) upon thirty (30) days’ prior written notice to IBM, delete Machines from Maintenance Services under this AMO Agreement, or (2) with prior written notice to IBM, add Machines to Maintenance Services under this AMO Agreement. IBM will perform a periodic reconciliation of any such changes (additions or deletions) and the subsequent Monthly Payments will be adjusted to reflect the applicable amounts (increases or decreases) for each applicable month as confirmed by the Parties in an Order Letter.”

3.	Machine Maintenance Services. Exhibit H (Machine Maintenance Services) to the AMO Agreement is hereby amended as follows:

(a) Section 3) thereof is amended in its entirety to read as follows:

“3) Start of Maintenance Services

When Travelport orders Maintenance Services for a Machine under the AMO Agreement, the Maintenance Services will start on the date designated by Travelport upon reasonable prior written notice to IBM. IBM may inspect the Machine within one month following the order and if IBM determines that the Machine is not in an acceptable condition for Maintenance Services, Travelport may either (i) have IBM restore the Machine for a charge, or (ii) withdraw its request for Maintenance Services for the Machine. However, Travelport will be charged for any Maintenance Services that IBM has performed at Travelport’s request.

Upon such start of Maintenance Services for a Machine, IBM will increase the Monthly Payment by an amount equal to the amount IBM is then charging Travelport for Maintenance Services for comparable Machines under the AMO Agreement. IBM will disclose this amount to Travelport at the time Travelport requests Maintenance Services for the Machine, and IBM’s AMO Agreement Executive or equivalent will certify the accuracy of the amount. If IBM is not then providing Maintenance Services for comparable Machines under the AMO Agreement, then IBM will increase the Monthly Payment by an amount determined in accordance with any other agreements that may then be in effect between IBM and the Travelport Enterprise.

(b) Section 4) thereof is amended in its entirety to read as follows:

“4) Termination of Maintenance Services

Maintenance Services for each Machine will terminate on the earlier of:

(i)	the date designated by Travelport upon at least thirty (30) days’ prior written notice to IBM;

Upon such termination of Maintenance Services for a Machine, IBM will reduce the Monthly Payment by an amount equal to the amount IBM is then charging Travelport for Maintenance Service for that Machine under the AMO Agreement. IBM will disclose this amount to Travelport at the time Travelport notifies IBM of the termination of Maintenance Services for the Machine, and IBM’s AMO Agreement Executive or equivalent will certify the accuracy of the amount.

(ii) the Return Date or Maintenance Termination Date for the Machine as shown in Exhibit B or C.”

4.	Continued Effect. Except for the changes specified in this Amendment 15, all other terms and conditions of the AMO Agreement remain unmodified.

5.	Entire Agreement. The Parties agree that this Amendment 15 is the complete agreement between the Parties with respect to the subject matter hereof and replaces any prior oral and/or written communications between the Parties concerning this subject matter. By signing below, the Parties agree to the terms of this Amendment 15. If there is a conflict between the terms of this Amendment 15 and the terms of an Included Agreement, the terms of this Amendment 15 will prevail.

Agreed to: Travelport, LP by Travelport Holdings, LLC, its General Partner

By:	/s/ Graham G. Phillips, Jr.
Authorized Signature

Name (type or print):	Graham G. Phillips, Jr.

Date:	30 September 2013

Jurisdiction of Organization: Delaware

Agreed to: International Business Machines Corporation		Agreed to: IBM Credit LLC

By:	/s/ Patti Feeney	By:	/s/ Gordon A. Terranova
	Authorized Signature		Authorized Signature

Name (type or print):	Patti Feeney	Name (type or print):	Gordon A. Terranova

Date:	09/30/2013	Date:	October 15, 2013

Customer No.: 9885094

AMO Agreement No.: ASVB594

IBM Customer Agreement No.: JJT-0003

Term Lease Agreement No.: JJT-0001